UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2019

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1873 Spall Road, #22, Kelowna, BC Canada	V1Y 4R2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 870-2219

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [     ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[     ]

Item 3.02	Unregistered Sales of Equity Securities

On March 27, 2019, Enertopia Corp. ("Enertopia" or the "Company") announced that it has closed the first tranche of CAD $143,175.99 from a Private Placement. Enertopia will be issuing 5,506,769 common shares at CAD$0.026 and 5,506,769 whole warrants that expire on March 27, 2023, with an exercise price of USD $0.04 during the four-year period.

A cash finder’s fees for CAD $13,067.60 and 502,600 full broker warrants were paid to third parties. All full broker warrants expire on March 27, 2023, with the same exercise terms as noted above.

All issued shares will be subject to a hold period, for any resale into the United States under Rule 144, of six months and one day. Proceeds of the Private Placement will be used for continued Lithium Brine division development, project development and general working capital. The Private Placement will be subject to normal regulatory approvals.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01	Regulation FD Disclosure

A copy of the news release announcing that Enertopia has closed the first tranche of CAD $143,175.99 for its Private Placement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits
99.1	Press Release dated March 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTOPIA CORP.

/s/ Robert G. McAllister
Robert G. McAllister
CEO, President and Director

Date: March 28, 2019